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                                                                    EXHIBIT 24.1


                           JACKSONVILLE BANCORP, INC.

                             Excerpt of the Minutes
                                     of the
                   Board of Directors' September 1998 Meeting


     THE UNDERSIGNED hereby certifies that he is the Chairman of the Board, President/Chief Executive Officer of Jacksonville Bancorp, Inc. and that at the regularly scheduled Board of Directors Meeting held in September 1998, the Board of Directors reviewed the Form SB-2 Registration Statement for Jacksonville Bancorp, Inc. (the "SB-2"), authorizing the submission and filing of the SB-2 with the Securities and Exchange Commission.

     THE UNDERSIGNED further certifies that the following resolutions were adopted at the September Meeting:

     BE IT RESOLVED that Victor M. George, as the President and Chief Executive Officer of Jacksonville Bancorp, Inc., along with Corporate Counsel, is hereby authorized to take whatever action is necessary to finalize the SB-2 and the Exhibits thereto, and to file the same with the Securities and Exchange Commission;

     BE IT FURTHER RESOLVED that the President/Chief Executive Officer and Corporate Counsel are hereby authorized to file the necessary notices or registrations ("Blue Sky filings") with the Securities Divisions of the States that have been selected as the States in which Jacksonville Bancorp, Inc. will be offering shares of its common stock;

     BE IT FURTHER RESOLVED that Corporate Counsel is hereby authorized to make the necessary NASD filings on behalf of the Sales Agent(s) selected to sell the stock on behalf of Jacksonville Bancorp, Inc.;

     BE IT FURTHER RESOLVED that the Board of Directors has reviewed the Power of Attorney dated September 29, 1998, and, as evidenced by the signatures affixed thereto, have authorized Victor M. George, President and Chief Executive Officer of Jacksonville Bancorp, Inc., to serve as their attorney-in-fact with full power and authority to execute and file any amendments to the SB-2 with the Securities and Exchange Commission the Blue Sky States.

     The foregoing Certification is being executed on this 22nd day of January 1999.


/s/                                       /s/
-------------------------------------     -------------------------------------
Attest                                    Victor M. George
                                          Chairman of the Board, President/
                                          Chief Executive Officer